UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, at the CarMax, Inc. (the “Company”) 2017 Annual Meeting of Shareholders, the Company’s shareholders, upon the recommendation of the Company's Board of Directors (the “Board”), approved the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated (the “Bonus Plan”). The Bonus Plan is an incentive bonus plan under which our executive officers are eligible to receive bonus payments when certain performance objectives are satisfied. The amendments added additional performance metrics to those available under the Bonus Plan. The shareholder approval also preserved the Company's federal income tax deduction under Section 162(m) of the Internal Revenue Code for performance awards made under the Bonus Plan.

A copy of the Bonus Plan, as amended and restated effective June 26, 2017, is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02. The foregoing description of amendments to the Bonus Plan is qualified in its entirety by reference to Exhibit 10.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 26, 2017, the Company held its 2017 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders re-elected the following directors to the Board, each for a one-year term expiring at the 2018 Annual Meeting of Shareholders, pursuant to the vote set forth below.

Director	Votes For	Votes Against	Votes Abstaining
Ronald E. Blaylock	153,237,752	1,929,884	130,756
Sona Chawla	155,206,069	42,442	49,881
Alan B. Colberg	155,112,869	58,634	126,889
Thomas J. Folliard	154,348,096	898,304	51,992
Jeffrey E. Garten	154,556,591	687,211	54,590
Shira Goodman	153,414,253	1,757,298	126,841
W. Robert Grafton	151,996,770	3,248,485	53,137
Edgar H. Grubb	154,883,023	286,178	129,191
William D. Nash	155,179,655	65,876	52,861
Marcella Shinder	155,131,641	40,119	126,632
John T. Standley	155,185,812	61,620	50,960
Mitchell D. Steenrod	155,033,418	137,588	127,386
William R. Tiefel	152,810,906	2,432,162	55,324

There were 11,435,505 broker non-votes for each director.

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018 pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
165,496,047	1,187,632	50,128

3. The shareholders approved the non-binding advisory resolution related to the compensation of our named executive officers pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
135,296,039	18,720,893	1,281,460

There were 11,435,505 broker non-votes related to this vote.

4. The shareholders voted as follows regarding the advisory vote as to the frequency of future advisory votes on the compensation of our named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstaining
148,631,943	56,724	6,541,373	68,352

There were 11,435,505 broker non-votes related to this vote.

Consistent with the majority of votes cast and with the recommendation of the Board, the Company will hold a shareholder advisory vote on executive compensation annually until the next required vote on the frequency of shareholder votes on executive compensation.

5. The shareholders approved the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated, pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
149,090,362	6,085,565	122,465

There were 11,435,505 broker non-votes related to this vote.

6. The shareholders did not approve the shareholder proposal for a report on political contributions, pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
43,692,771	111,146,810	458,811

There were 11,435,505 broker non-votes related to this vote.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated June 26, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)

Dated: June 29, 2017	By: /s/ Eric M. Margolin
Eric M. Margolin Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated June 26, 2017.